As filed with the Securities and Exchange Commission on March 12, 2018

Registration No. 333-215531

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRONGBRIDGE BIOPHARMA PLC

(Exact name of registrant as specified in its charter)

Not Applicable (Translation of Registrant’s name into English)

Ireland (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code)	98-1275166 (I.R.S. Employer Identification No.)

900 Northbrook Drive

Suite 200

Trevose, PA 19053

+1 610-254-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Long

Chief Legal Officer

Strongbridge Biopharma plc

900 Northbrook Drive

Suite 200

Trevose, PA 19053

+1 610-254-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aron Izower, Esq.

Reed Smith LLP

599 Lexington Avenue, 22nd Floor

New York, NY  10022

(212) 549-0363

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

EXPLANATORY NOTE

On January 12, 2017, the Registrant filed a registration statement on Form F-3 (No. 333-215531) (the “Registration Statement”) registering up to 28,265,833 ordinary shares for resale by the selling shareholders identified in the prospectus included in the Registration Statement.  The Registration Statement was declared effective by the SEC on February 2, 2017.

At the time of filing the Registration Statement, the Registrant was a foreign private issuer within the meaning of the Securities Exchange Act of 1934, as amended.  As of June 30, 2017, the Registrant determined that it no longer qualified as a foreign private issuer, effective as of January 1, 2018.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed in order to deregister all of the securities that were registered under the Registration Statement and remain unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 1 to the Registration Statement. The Registrant intends to file a registration statement on Form S-3 with respect to any securities that remain unsold under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania on March 12, 2018.

STRONGBRIDGE BIOPHARMA PLC

By:	/s/ Matthew Pauls
Matthew Pauls
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	NAME	TITLE	DATE

	/s/ Matthew Pauls	Chief Executive Officer (principal executive officer) and Director	March 12, 2018
Matthew Pauls

	/s/ A. Brian Davis	Chief Financial Officer (principal financial officer and principal accounting officer) and authorized representative in the United States	March 12, 2018
A. Brian Davis

	*	Chairman, Director	March 12, 2018
John H. Johnson

	*	Director	March 12, 2018
Richard S. Kollender

	*	Director	March 12, 2018
Garheng Kong

	*	Director	March 12, 2018
Jeffrey Sherman

	*	Director	March 12, 2018
Marten Steen

	*	Director	March 12, 2018
Hilde Steineger

* By:	/s/ A. Brian Davis
A. Brian Davis
Attorney-in-fact